                                                                       Exhibit 9

                                                                  CONFORMED COPY

                                 SHARE EXCHANGE
                                    AGREEMENT

                              DATED 14 APRIL, 2003

                                   THE SELLERS
                               NAMED IN SCHEDULE 1

                                       and

                             OHSEA HOLDINGS LIMITED

                                  ALLEN & OVERY

                                     London

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                                    CONTENTS

Clause                                                                      Page
                                                                            ----

1.    Interpretation..........................................................1
2.    Subscription............................................................1
3.    Completion..............................................................1
4.    Notices.................................................................2
5.    Further Assurances......................................................2
6.    Assignments.............................................................2
7.    General.................................................................2
8.    Withholding for Tax.....................................................3
9.    Whole Agreement.........................................................3
10.   Governing Law...........................................................4

Schedules

1.    The Subscription Shares.................................................5
2.    Interpretation..........................................................6

THIS AGREEMENT is made on 14 April, 2003

BETWEEN:

(1) THE PERSONS whose names and addresses are set out in column (A) of the schedule headed "The Sellers" (each a Seller and together the Sellers); and

(2) OHSEA HOLDINGS LIMITED (registered number 4493380) whose registered office is at Marine Court, The Parade, Cowes, Isle of Wight, PO31 7QJ (the Purchaser).

BACKGROUND:

(A) The Purchaser proposes to acquire certain issued shares in the capital of Professional Staff PLC (registered number 02459997) whose registered office is at Buckland House, Waterside Drive, Langley Business Park, Slough SL3 6EZ (the Company), by way of the Scheme.

(B) The Sellers (save for the Trustee) are the legal and beneficial owners of those of the Sale Shares set out opposite their names in column (B) of the schedule headed "The Sellers".

(C) The Trustee is the legal owner of those of the Sale Shares set out opposite its name in column (B) of the schedule headed "The Sellers".

(D) The Sellers wish to sell and the Purchaser wishes to purchase the Sale Shares free from all Encumbrances on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1 In addition to terms defined elsewhere in this agreement, the definitions and other provisions in the schedule headed "Interpretation" apply throughout this agreement unless the contrary intention appears.

1.2 In this agreement, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule of this agreement. The schedules form part of this agreement.

1.3  The headings in this agreement do not affect its interpretation.

2.   SALE AND PURCHASE

2.1 Subject to the Conditions being satisfied, the Sellers shall sell and the Purchaser shall purchase the Sale Shares.

2.2 The Sale Shares shall be sold free from all Encumbrances and together with all rights attaching to them.

2.3 The Sellers acknowledge that the Purchaser enters into this agreement in reliance on the Warranties and undertakings on the part of the Sellers set out in this agreement.

2.4  Each Seller:

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     (a)  covenants with the Purchaser that it has the right to sell and transfer, or in the case of the Trustee procure the transfer of, the full legal and beneficial interest in those of the Sale Shares set out opposite its name in column (B) of the schedule headed "The Sellers" to the Purchaser on the terms set out in this agreement; and

     (b) waives all rights of pre-emption which it may have (whether under the Company's constitutional documents or otherwise) in respect of the transfer to the Purchaser of the Sale Shares or any of them.

2.5 The Purchaser is acquiring the Sale Shares for its own account for investment, and not with a view to or for resale in connection with the distribution thereof, and has no present intention of distributing or reselling any portion thereof or any securities into which such portions are exercisable or convertible as the case may be.

3.   CONSIDERATION

3.1 The consideration for the sale of the Sale Shares shall be the issue and allotment to the Sellers of the Consideration Shares in the amounts set out opposite the name of each Seller in columns (C) and (D) of the schedule headed "The Sellers".

3.2 The Consideration Shares will be allotted credited as fully paid and will have the rights attaching thereto as specified in the Articles.

4.   CONDITIONS PRECEDENT

4.1 The sale and purchase of the Sale Shares, and the obligations of the Purchaser in respect of the allotment of the Consideration Shares, are conditional on:

     (a)  the Scheme becoming effective in all respects; and

     (b) the issue of new ordinary shares in the capital of the Company to the Purchaser pursuant to the Scheme.

4.2 Each of the parties shall use reasonable endeavours to procure (so far as it is so able to procure) that the Conditions are satisfied on or before the date 6 months after the date of this agreement. If the Conditions are not fulfilled on or before that date:

     (a) except for this subclause, the clause headed "Notices" and the clauses after it, together with the provisions of the clause and schedule headed "Interpretation", all the other clauses of this agreement shall lapse and cease to have effect; but

     (b) the lapsing of those provisions shall not affect any rights or liabilities of any party in respect of damages for non-performance of any obligation under this agreement falling due for performance prior to such lapse.

5.   COMPLETION

5.1 Completion shall take place at the offices of the Purchaser's Solicitors upon fulfillment of the Condition or at such other time and on such other date as the parties may agree.

5.2  At Completion:

     (a)  each Seller shall deliver or procure the delivery to the Purchaser of:

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          (i)  duly executed transfers in favour of the Purchaser or its nominee(s) of all the Sale Shares set out opposite his name in column (B) of the schedule headed "the Sellers";

          (ii) the share certificates representing the Sale Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing) set out opposite his name in column (B) of the schedule headed "the Sellers"; and

          (iii) such waivers or consents as may be necessary to enable the Purchaser or its nominee(s) to become the registered holder of all the Sale Shares;

     (b) Sally Blackden shall deliver to the Purchaser a duly executed deed of adherence in the form set out in schedule 4 to the Shareholders Agreement; and

     (c) a meeting of the directors of the Purchaser shall be held at or immediately following which:

          (i) the Consideration Shares shall be allotted to the Sellers in accordance with the provisions of the clause headed "Consideration"; and

          (ii) the names of the Sellers shall be entered in the register of members of the Purchaser as the holders of the Consideration Shares allotted to them.

5.3  Following completion of the matters described in clause 5.2 above:

     (a) Mr Blackden and Mr Dixey shall procure, so far as they are able, that a board meeting of the Company is held at which it is resolved that the transfers referred to in subclause 5.2(a)(i) above (subject only to their being duly stamped) are approved for registration; and

     (b) the Purchaser shall deliver share certificates representing the Consideration Shares to the respective allottees or as they may nominate.

5.4 If for any reason the Sellers do not do or procure to be done all those things set out in clauses 5.2(a) to be done by them and Mr Blackden and Mr Dixey do not do or procure to be done all those things set out in clause 5.3(a) to be done by them, the Purchaser may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or to fix a new date for Completion. In particular, the Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously in accordance with this agreement.

6.   WARRANTIES

6.1 Each Seller severally represents and warrants to the Purchaser that each of the statements set out in the schedule headed "Warranties" is true and accurate.

6.2 Each of the Warranties set out in the several paragraphs of the schedule headed "Warranties" is separate and independent and shall not be treated as qualified by any actual or constructive knowledge on the part of the Purchaser or any of its agents.

7.   NOTICES

7.1 Any notice or other formal communication given under this agreement must be in writing and may be delivered or sent by post to the party to be served at the address stated in this document or at such other address as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery (if within the United Kingdom) or by prepaid airmail (if elsewhere).

7.2 Any notice or other formal communication shall be deemed to have been given:

     (a)  if delivered, at the time of delivery; or

     (b) if posted, at 10.00 a.m. on the second Business Day after it was put into the post.

7.3 In proving service of a notice or other formal communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted, either by prepaid first class recorded delivery post or by prepaid airmail.

8.   FURTHER ASSURANCES

8.1 On or after Completion the parties shall, at their own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as may from time to time be required in order to vest any of the Sale Shares in the Purchaser or its assignee or as otherwise may be necessary to give full effect to this agreement.

9.   ASSIGNMENTS

9.1 None of the rights or obligations under this agreement may be assigned or transferred without the consent of all the parties.

10.  GENERAL

10.1 The receipt of Osborne Clarke for any document to be delivered to a Seller (other than CS Services Limited) shall discharge the Purchaser's obligation to deliver it to that Seller.

10.2 Each of the obligations, Warranties and undertakings set out in this agreement (excluding any obligation which is fully performed at Completion) shall continue in force after Completion.

10.3 Where any obligation, representation, warranty or undertaking in this agreement is expressed to be made, undertaken or given by two or more of the Sellers they shall be severally responsible in respect of it.

10.4 Time is not of the essence in relation to any obligation under this agreement unless:

     (a) time is expressly stated to be of the essence in relation to that obligation; or

     (b) one party fails to perform an obligation by the time specified in this agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

10.5 Save as otherwise provided in this agreement each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

10.6 This agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

10.7 The rights of each party under this agreement:

     (a)  may be exercised as often as necessary;

     (b) are cumulative and not exclusive of rights and remedies provided by law; and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

10.8 A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

11.  WHOLE AGREEMENT

11.1 This agreement and the Shareholders Agreement contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements, whether oral or in writing, between the parties relating to these transactions.

11.2 Each party acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the Shareholders Agreement) made by or on behalf of any other party before the signature of this agreement. Each party waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

11.3 Nothing in the preceding subclause limits or excludes any liability for fraud.

12.  GOVERNING LAW

12.1 This agreement is governed by English law.

12.2 The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement and the parties submit to the exclusive jurisdiction of the English courts.

AS WITNESS this agreement has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of this agreement.

                                   SCHEDULE 1

                                   THE SELLERS

             (A)                   (B)                 (C)                    (D)
                                                    Number of              Number of
                              Number of Sale   Consideration Shares   Consideration Shares
Name and address of Seller        Shares            (A Shares)             (B Shares)
---------------------------   --------------   --------------------   --------------------
CS Services Limited              1,621,899           1,621,899                    --
60 Market Square
PO Box 384
Belize City
Belize

Andrew Dixey                        69,000                  --                69,000
Hill House
Bloxham
Oxfordshire
OX15 4PH

Benjamin and Sally Blackden        400,000                  --               400,000
Crantford Layters Way
Gerrards Cross
Buckinghamshire
SL9 7QZ

Osborne Clarke Trustees            300,000                  --               300,000
Limited as trustee of the
Blackden Personal
Settlement T
2 Temple Back East
Temple Quay
Bristol
BS1 6EG

                                   SCHEDULE 2

                                   WARRANTIES

1.   VALID OBLIGATIONS

     This agreement constitutes legal, valid and binding obligations on the Seller enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

2.   OWNERSHIP OF SALE SHARES

(a) There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Sale Shares set out opposite his name in column (B) of the schedule headed "The Sellers" and there is no agreement or commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

(b) The Seller is entitled to transfer or procure the transfer of the full legal and beneficial ownership in the Sale Shares set out opposite its name in column (B) of the schedule headed "The Sellers" to the Purchaser on the terms set out in this agreement.

                                   SCHEDULE 3

                                 INTERPRETATION

1.   In this agreement:

     Agreed Form means, in relation to any document, the form of that document which has been initialled for the purpose of identification by Osborne Clarke and the Purchaser's Solicitors;

     Articles means the articles of association of the Purchaser from time to time;

     A Shares means A ordinary shares of 0.1 pence each in the capital of the Purchaser;

     B Shares means B ordinary shares of(pound)1.00 each in the capital of the Purchaser;

     Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

     Completion means the implementation of the matters described in clause 5;

     Conditions means the conditions precedent to the sale and purchase of the Sale Shares set out in the clause headed "Conditions Precedent";

     Consideration Shares means the A Shares and the B Shares to be allotted and issued to the Sellers in accordance with the clause headed "Consideration";

     Encumbrance means any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including retention arrangements and any agreement to create any of the foregoing;

     Mr Blackden means Benjamin Blackden of Crantford Layters Way, Gerrards Cross, Buckinghamshire SL9 7QZ;

     Mr Dixey means Andrew Dixey of Hill House, Bloxham, Oxfordshire OX15 4PH;

     Osborne Clarke means the solicitors (of 2 Temple Back East, Temple Quay, Bristol BS1 6EG) acting for the Sellers (other than CS Services Limited);

     Purchaser's Solicitors means Allen & Overy of One New Change, London EC4M 9QQ;

     Sale Shares means all the ordinary shares of 2 pence each in the capital of the Company set out in column (B) of the schedule headed "The Sellers";

     Scheme means the scheme of arrangement in respect of the Company under section 425 of the Companies Act 1985;

     Shareholders Agreement means the shareholders agreement relating to the Purchaser dated the same date as this agreement among, inter alia, CS Services Limited and the Purchaser;

     subsidiary means a subsidiary for the purposes of the Companies Act 1985;

     Trustee means Osborne Clarke Trustees Limited in its capacity as a trustee of the Blackden Personal Settlement; and

     Warranties means the representations and warranties on the part of the Sellers contained in the clause and the schedule headed "Warranties".

2. Any express or implied reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

     (a) that enactment as amended, extended or applied by or under any other enactment before or after the date of this agreement;

     (b) any enactment which that enactment re-enacts (with or without modification); and

     (c) any subordinate legislation (including regulations) made (before or after signature of this agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above.

3.   In this agreement:

     (a) words denoting persons shall include bodies corporate and unincorporated associations of persons;

     (b) references to an individual include his estate and personal representatives.

     (c) subject to the clause headed "Assignments", references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

Signed by Andrew Wilson as Attorney       )    /s/ Andrew Wilson
                                               ---------------------------------
for and on behalf of                      )    Name: Andrew Wilson
CS SERVICES LIMITED                       )    Title: Director


Signed by ANDREW DIXEY                    )    /s/ Andrew Dixey
                                               ---------------------------------
                                               Name: Andrew Dixey
                                               Title: Director


Signed by BENJAMIN BLACKDEN               )    /s/ Benjamin Blackden
                                               ---------------------------------
                                               Name: Benjamin Blackden
                                               Title: Director


Signed by Andrew Dixey as Attorney for    )    /s/ Andrew Dixey
                                               ---------------------------------
SALLY BLACKDEN                                 Name: Andrew Dixey
                                               Title: Director


Signed by Andrew Dixey as Attorney for    )    /s/ Andrew Dixey
                                               ---------------------------------
for Osborne Clarke Trustees Limited       )    Name: Andrew Dixey
                                          )    Title: Director
in its capacity as                        )
a trustee of the                          )
BLACKDEN PERSONAL                         )
SETTLEMENT                                )


Signed by Andrew Wilson                   )    /s/ Andrew Wilson
                                               ---------------------------------
and Stewart Harris                        )    Name: Andrew Wilson
                                          )    Title: Director
for and on behalf of                      )
OHSEA HOLDINGS LIMITED                    )    /s/ Stewart Harris
                                               ---------------------------------
                                               Name: Andrew Wilson
                                               Title: Director